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                                                                    Exhibit 99.1




        Report of Independent Accountants on Financial Statement Schedules

To the Stockholders
Citation Corporation and Subsidiaries

Our audits of the consolidated financial statements referred to in our report dated December 1, 1999 appearing in the Annual Report on Form 10-K of Citation Corporation and subsidiaries also included an audit of the financial statement schedules listed in Item 14 of this Form 10-K. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Birmingham, Alabama
December 1, 1999

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